PRESS RELEASE


                                                 August 9, 2000
                                                 Shawnee Mission, Kansas

Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202 (the "Company") announced today that its Corporate management recently discovered information revealing that assets of its Produce Division had been overstated in prior periods due to accounting errors and irregularities in the Produce Division's books and records. The errors and irregularities related primarily to the crops in production and related materials in Honduras as reported by the Miami headquarters of the Produce Division. The Company currently estimates that such matters had the effect of overstating earnings by approximately $0.2 million for the quarter ended March 31, 2000 and overstating assets by approximately $7.5 million and retained earnings by approximately $5.3 million as of December 31, 1999 as well as impacting the Company's financial statements in all prior periods back to fiscal 1995.

The Produce Division markets a wide variety of fruits and vegetables grown through joint ventures or by independent growers in the United States and Latin America, grows pickles and peppers in Honduras, and produces shrimp in Honduras. In fiscal 1999, the Produce Division accounted for $25.4 million of the Company's $1,255 million in sales. At December 31, 1999 as restated for the matters noted above, the Produce Division had assets of approximately $32.3 million compared to total Company assets of approximately $1,278 million.

After consultation with the Company's independent auditors, management has determined to restate the Company's financial statements for each of the prior periods effected. The Company is diligently working with its independent auditors on quantifying the effect on individual prior periods. The Company anticipates filing the restated financial statements with the Securities and Exchange Commission on Form 10-K/A and Form 10-Q/A. It is currently anticipated that these filings will be made prior to the end of August.

In connection with this announcement, a Company spokesperson noted, "although management was surprised and disappointed with discovery of the overstatement of assets, this error was limited to the Produce Division and management has taken appropriate action to address the matter. We do not believe the restatements discussed above reflect a material change in the financial condition and results of operations of the Company as a whole."

Unrelated to the restatement discussed above, the Company also announced today that the Produce Division has incurred operating losses of approximately $6.8 million for the six months ended June 30, 2000. These losses are primarily the result of low yields and quality which significantly decreased margins on seasonal produce sales, primarily melons, and losses related to the pickle and pepper operation in Honduras. The results were also negatively impacted by increases in reserves for uncollectible related grower advances at the conclusion of the melon season in June.

This news release contains statements that constitute "Forward-looking Statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this new release include the intent, belief or current expectations of management of the Company as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual operating results currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release can be found under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's quarterly report on Form 10-Q for the period ended March 31, 2000 filed with the Securities and Exchange Commission on April 28, 2000.